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                                                                   EXHIBIT 23(d)

                                                                 Sandler O'Neill

                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Virginia First Financial Corporation (the "Company") as Appendix B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into BB&T Financial Corporation of Virginia contained in the Registration Statement on Form S-4, dated October __, 1997, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the Regulations.

Sandler O'Neill & Partners, L.P.

October 23, 1997